SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and ExchangeAct of 1934.

May 15, 2014

Date of Report

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 1800, Denver, Colorado	80203-4518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-295-3995

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.07                                    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of stockholders of Cimarex Energy Co. was held on May 15, 2014.  Four proposals were voted upon at the annual meeting.  Following are the results of voting on each proposal:

Proposal 1.                                Elect four Class III directors for terms expiring in 2017.

	For	Against	Abstentions	Broker Non-Votes
David A. Hentschel	66,963,187	2,757,701	409,043	5,844,725
Thomas E. Jorden	67,294,097	1,669,145	1,166,689	5,844,725
Floyd R. Price	67,560,235	2,169,130	400,565	5,844,726
L. Paul Teague	60,237,130	9,466,735	426,065	5,844,726

Proposal 2.                                Advisory vote on executive compensation

For	Against	Abstentions	Broker Non-Votes
67,590,829	2,098,667	440,430	5,844,730

Proposal 3.                                Approve 2014 Equity Incentive Plan

For	Against	Abstentions	Broker Non-Votes
65,888,337	3,798,012	443,577	5,844,730

Proposal 4.                                Ratify the appointment of KPMG LLP as independent auditors for 2014.

For	Against	Abstentions
74,934,416	396,006	644,234

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated:	May 19, 2014	By:	/s/ Francis B. Barron
Francis B. Barron
Senior Vice President and General Counsel